EXHIBIT 4.1

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

                    REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of February 28, 2002, between Sun Healthcare Group, Inc., a Delaware corporation (the "Company"), and the Persons identified on Schedule I hereto (the "Initial Holders").

W I T N E S S E T H:

                    WHEREAS, pursuant to the Joint Plan of Reorganization of Sun Healthcare Group, Inc. and its affiliated debtors and debtors in possession (the "Plan"), dated December 18, 2001, the Company has agreed, among other things, to issue 10,000,000 million shares of common stock, par value $0.01 per share of the Company (the "Common Stock"); and

                    WHEREAS, the Company has agreed to grant to Initial Holders the registration rights set forth herein; and

                    WHEREAS, this Agreement shall become effective upon the issuance of securities pursuant to the Plan;

                    NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE I -

DEFINITIONS

                    As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

                    "Adverse Disclosure" means public disclosure of material non-public information, which disclosure in the good faith judgment of the chief executive officer or chief financial officer of the Company (i) would be required to be made in any registration statement filed with the Commission by the Company so that such registration statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing of such registration statement; and (iii) the Company has a bona fide business purpose for avoiding.

                    "Agreement" has the meaning set forth in the recitals hereto.

                    "Blackout Period" has the meaning set forth in Section 2.1(g).

                    "Commission" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

                    "Common Stock" has the meaning set forth in the recitals hereto.

                    "Company" has the meaning set forth in the recitals hereto.

                    "Exchange Act" means the Securities Exchange Act of 1934, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any such similar Federal statute.

                    "Holder" means an Initial Holder or a successor, assignee or transferee of an Initial Holder as contemplated by Section 5.3 hereof, in each case for so long as such Initial Holder, successor, assignee or transferee holds Registrable Securities.

                    "Initial Holder" has the meaning set forth in the recitals hereto.

                    "Managing Underwriters" means any investment banker or investment bankers and manager or managers that administer the offering of Registrable Securities covered by any registration statement.

                    "Participating Holders" means Holders of Registrable Securities who demand or participate in a registration of their Registrable Securities pursuant to Sections 2.1 or 2.2.

                    "Person" means a corporation, an association, a partnership, an organization, business, an individual, a governmental or political subdivision thereof or a governmental agency.

                    "Plan" has the meaning set forth in the recitals hereto.

                    "Registrable Securities" means any shares of Common Stock issued to an Initial Holder pursuant to the Plan and any Common Stock issuable to such Initial Holder pursuant to the Plan. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been disposed of (1) pursuant to Rule 144 (or any successor provision) under the Securities Act, or (2) pursuant to another exemption from the registration requirements of the Securities Act pursuant to which the securities are freely tradable without restrictions under the Securities Act, (c) such Securities may be disposed of pursuant to Rule 144 (or any successive provision) within the volume limitations thereunder within a 90-day period and pursuant to Rule 144(E) (or any successive provision of the Securities Act), (d) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, (e) they shall be sold by the applicable Holder to the public pursuant to Section 1145 of title 11 of the United States Code, as amended, or (f) they shall have ceased to be outstanding. Notwithstanding anything herein to the contrary, the registration rights granted hereunder shall terminate as to each Holder and with respect to such Securities upon the date that such Common Stock is no longer Registrable Securities.

                    "Registration Expenses" means all expenses incident to the Company's performance of or compliance with Section 2, including, without limitation, (i) all registration, filing and NASD fees, all stock exchange listing fees, (ii) all fees and expenses of complying with securities or blue sky laws, (iii) all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (iv) the fees and disbursements of one counsel retained by all the Participating Holders (selected by the Holders of a majority of the Registrable Securities included in a registration) in an amount not to exceed $10,000 per registration statement, (v) premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities being registered and (vi) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any, provided that, in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include salaries of Company personnel or general overhead expenses of the Company, auditing fees, premiums or other expenses relating to liability insurance required by underwriters of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event.

                    "Securities Act" means the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as of the same shall be in effect at the time. References to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such similar Federal statute.

                    "Underwritten Offering" means an offering registered under the Securities Act in which securities of the Company are sold to an underwriter on a firm commitment basis for reoffering to the public.

ARTICLE II -

REGISTRATION UNDER SECURITIES ACT, ETC.

     2.1     Registration on Request

             (a)     Following a period of 180 days following the Effective Date of the Plan, a Holder (or group of Holders) holding at least 500,000 shares of Common Stock which constitute Registrable Securities, subject to Section 2.1(c) hereof, may request, in writing, registration under the Securities Act, of all or part of their Registrable Securities. Within 10 days after receipt of any such request, the Company will give notice of such request to the other Holders. Thereafter, the Company will use all commercially reasonable efforts to effect the registration on an appropriate form under the Securities Act and will include in such registration, subject to Section 2.1(c) hereof, all Registrable Securities held by any Participating Holder with respect to which the Company has received a written request for inclusion therein within 10 days after the receipt of the Company's notice. All registrations initiated by a Participating Holder pursuant to this Section 2.1(a) are referred to herein as "Demand Registrations."

             (b)     If the Participating Holders holding not less than a majority of the Registrable Securities included in any offering pursuant to a Demand Registration so elect by written request to the Company, such offering shall be in the form of an Underwritten Offering. Participating Holders holding a majority of the Registrable Securities included in such Underwritten Offering shall, after consulting with the Company, have the right to select the managing underwriter or underwriters for the offering, subject to the right of the Company to approve such managing underwriter or underwriters (which approval shall not be unreasonably withheld) and to select one co-managing underwriter reasonably acceptable to such Participating Holders.

             (c)     If the managing underwriter or underwriters of a proposed offering of Registrable Securities included in a Demand Registration inform the Participating Holders of such Registrable Securities and the Company in writing that, in its or their opinion, the number of securities requested to be included in such Demand Registration (including securities of the Company for its own account or for the account of other Persons which are not Holders) exceeds the number which can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the Company will include in such registration all of the Registrable Securities sought to be registered therein by the Participating Holders and only such lesser number of other securities requested to be included for the account of the Company or for the account of other Persons which are not Holders as shall not, in the opinion of the managing underwriter or underwriters, be likely to have such an effect. In the event that, despite the reduction of the number of securities to be offered for the account of the Company or for the account of Persons which are not Holders in such registration pursuant to the immediately preceding sentence, the number of Registrable Securities to be included in such registration exceeds the number which, in the opinion of the managing underwriter or underwriters, can be sold without having the adverse effect referred to above, the number of Registrable Securities that can be included without having such an adverse effect shall be allocated pro rata among the Participating Holders which have requested participation in the Demand Registration (based, for each such Participating Holder, on the percentage (such Participating Holder's "Allocation Percentage") derived by dividing (i) the number of

Registrable Securities which such Participating Holder has requested to include in such Demand Registration by (ii) the aggregate number of Registrable Securities which all such Participating Holders have requested to include).

             (d)     Registration Statement Form. Registrations under this Section 2.1 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and as shall be reasonably acceptable to the Participating Holders holding a majority of Registrable Securities requesting participation in the Demand Registration and, as shall be reasonably acceptable to each Participating Holder and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in their request for such registration.

             (e)     Expenses. The Company will pay all Registration Expenses in connection with any registration requested pursuant to this Section 2.1 prior to the time at which two such registrations shall have been effected in which all of the Registrable Securities requested to be included in such registration shall have been registered pursuant to this Section 2.1. The Registration Expenses (and underwriting discounts and commissions and transfer taxes, if any) in connection with each other registration requested under this Section 2.1 shall be paid pro rata by the Participating Holders.

             (f)     Effective Registration Statement. A Demand Registration requested pursuant to this Section 2.1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has been declared effective by the Commission, provided that a registration which does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed of a Participating Holder (other than a refusal to proceed based upon the advice of counsel relating to a matter with respect to the Company) shall be deemed to have been effected by the Company at the request of a Participating Holder unless such Participating Holder shall have elected to pay all Registration Expenses in connection with such registration, (ii) if, after it has become effective, such registration becomes subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, or (iii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than by reason of some act or omission by the Participating Holders.

             (g)     Exceptions to Registration on Request. Notwithstanding anything in Section 2.1(a) above to the contrary, the Company shall not be obligated to take any action to effect any such registration pursuant to Section 2.1(a) above:

                     (i)     In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                     (ii)     During the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the one hundred and twentieth (120th) day immediately following the effective date of, any registration statement pertaining to securities of the Company;

                     (iii)     During the period commencing on the seventh day prior to the effective date of any offering by the Company that is registered under the Securities Act and ending on the 90th day after the offering is complete;

                     (iv)     After the Company has effected two (2) such registrations pursuant to Section 2.1(a), and such registrations have been declared or ordered effective and at least 75% of the Registrable Securities requested to be included in such registrations have been registered pursuant to Section 2.1;

                     (v)     If the Company shall have previously effected a Demand Registration at any time during the immediately preceding 180 day period;

                     (vi)     If (A) the number of Registrable Securities identified in the Demand Registration shall be less than five percent (5%) of the then outstanding shares of Common Stock or (B) the Registrable Securities identified in the Demand Registration shall have a current market value as of the date of the demand of less than $17,500,000;

                     (vii)     If the filing, initial effectiveness or use of a registration statement in respect of a Demand Registration would require the Company to make an Adverse Disclosure, and, in such event, the Company shall promptly give Participating Holders written notice of such determination, then the Company shall be entitled to (x) postpone the filing of the registration statement otherwise required to be prepared and filed by the Company pursuant to Section 2.1(a) hereof, or (y) elect that the effective registration statement not be used, in either case for a reasonable period of time, but not to exceed one hundred eighty (180) days after the date that the demand was made (a "Blackout Period"); provided that the Company may not exercise this deferral right more than once per twelve (12) month period. Any such written notice shall contain a general statement of the reasons for such postponement or restriction on use and an estimate of the anticipated delay. The Company shall promptly notify each Participating Holder of the expiration or earlier termination of such Blackout Period.

     2.2     Incidental Registration

             (a)     Right to Include Registrable Securities. If the Company at any time proposes to register securities comprising shares of common stock of the Company for its own account or for the account of any holders of its securities under the Securities Act on Forms S-1, S-2 or S-3 (other than (A) a registration under Section 2.1 hereof, (B) a registration solely for registration of securities in connection with an employee benefit plan or dividend reinvestment plan or a merger or consolidation or incidental to an issuance of securities under Rule 144A under the Securities Act or (C) a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities (other than information as to the selling stockholders and their intended method or methods of disposition)), it will each such time give prompt written notice to each Holder of its intention to do so and of such Holder's rights under this Section 2.2. Upon the written request of any Holder made within 30 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of disposition thereof), the Company will, subject to Sections 2.2(b) hereof, effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by such Holder, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Company proposes to register, provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Holder to request that such registration be effected as a registration under Section 2.1, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Section 2.2 shall relieve the Company of its obligation to effect any registration upon request under Section 2.1, nor shall any such registration hereunder be deemed to have been effected pursuant to Section 2.1. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.2. All registrations pursuant to Section 2.2(a) are referred to herein as "Piggyback Registrations."

             (b)     Underwritten Offering. If the offering pursuant to a Piggyback Registration is to be an Underwritten Offering, then each Participating Holder making a request for its Registrable Securities to be included therein must, and the Company shall use its reasonable best efforts to make such arrangements with the Managing Underwriters so that each such Participating Holder may, participate in such Underwritten Offering on the same terms as other Persons selling securities in such Underwritten Offering. If the offering pursuant to such registration is to be on any other basis, then each Participating Holder making a request for a Piggyback Registration pursuant to this Section 2.2(a) must participate in such offering on such basis. Notwithstanding any provision in this Agreement to the contrary, any Participating Holder participating through a Piggyback Registration shall have no right to change the intended method or methods of disposition otherwise applicable.

             (c)     Priority in Incidental Registrations.

                     (i)     If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration: (i) first, the securities the Company proposes to sell, and (ii) second, the securities proposed to be included in such registration by the holders (including any Participating Holder) pro rata among the Participating Holders exercising their respective piggyback registration rights thereof based upon the total number of securities which each such Participating Holder beneficially owns.

                     (ii)     If a Piggyback Registration is an underwritten secondary registration on behalf of holders (other than any Holders hereunder) of the Company's securities, and the managing underwriters advise the Company that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration: (i) first, the securities which such holders (other than any Participating Holder) propose to sell; (ii) second, the securities the Company proposed to be included in such registration; and (iii) third, the securities proposed to be included in such registration by the holders (including any Participating Holder) pro rata among the Participating Holders exercising their respective piggyback registration rights based upon the total number of securities which each such Participating Holder beneficially owns.

     2.3     Registration Procedures. , If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.1 and 2.2 the Company shall, as expeditiously as possible:

             (a)     prepare and (as soon thereafter as possible) file with the Commission the requisite registration statement to effect such registration (including such audited financial statements as may be required by the Securities Act or the rules and regulations promulgated thereunder) and thereafter cause such registration statement to become and remain effective, provided however that the Company may discontinue any registration of its securities which are not Registrable Securities (and, under the circumstances specified in Section 2.2(a), its securities which are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto;

             (b)     prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

             (c)     furnish to each Participating Holder and each underwriter, if any, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such Participating Holder and such underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities;

             (d)     use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions as any seller thereof and any underwriter of the securities being sold by such seller shall reasonably request, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such seller and underwriter to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (d) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

             (e)     use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

             (f)     notify each Participating Holder and the managing underwriter or underwriters, if any, promptly and confirm such advice in writing promptly thereafter (v) when the registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective; (w) of any request by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information; (x) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose; (y) if at any time the representations and warranties of the Company made as contemplated by Section 2.4 below cease to be true and correct; and (z) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

             (g)     notify each Participating Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any Participating Holder promptly prepare and furnish to such seller or Participating Holder and each underwriter, if any, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

             (h)     make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment;

             (i)     otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and will furnish to each Participating Holder at least five business days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which such Participating Holder shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

             (j)     provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

             (k)     enter into such agreements and take such other actions as any Participating Holder shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

             (l)     use its reasonable efforts to cause all Registrable Securities covered by the applicable registration statement to be listed on each securities exchange or market on which any of the Company's securities of such class are then listed or quoted; and

             (m)     use its best efforts to provide a CUSIP number for the Registrable Securities, not later than the effective date of the registration statement.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

The Holders agree by acquisition of the Registrable Securities that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in subdivision (f) of this Section 2.3, the Holders will forthwith discontinue their respective dispositions of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until each such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (f) of this Section 2.3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

If any such registration statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder.

     2.4     Underwritten Offerings.

             (a)     Requested Underwritten Offerings. If requested by the underwriters for any underwritten offering by any Holder pursuant to a registration requested under Section 2.1, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be satisfactory in substance and form to the Company, Participating Holders holding a majority of the Registrable Securities included in such offering and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 2.6. The Participating Holder will cooperate with the Company in the negotiation of the underwriting agreement and will give consideration to the reasonable suggestions of the Company regarding the form thereof, provided that nothing herein contained shall diminish the foregoing obligations of the Company. Each Participating Holder shall be party to such underwriting agreement. A Participating Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations and warranties contained in a writing furnished by such holder expressly for use in such registration statement or agreements regarding such Participating Holder, the Participating Holder's Registrable Securities and the Participating Holder's intended method of distribution and any other representation required by law.

             (b)     Incidental Underwritten Offerings. If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by Section 2.2 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by a Holder as provided in Section 2.2 and subject to the provisions of Section 2.2(b), use its best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by any Participating Holder among the securities to be distributed by such underwriters. Each Participating Holder shall be party to the underwriting agreement between the Company and such underwriters. A Participating Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Participating Holder, such Participating Holder's Registrable Securities and such Participating Holder's intended method of distribution and any other representation required by law.

             (c)     Holdback Agreements. The Company agrees if so required by the Managing Underwriter not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the seven days prior to and the 90 days after any underwritten registration pursuant to Section 2.1 or 2.2 has become effective, except as part of such underwritten registration and except pursuant to registrations on Form S-4, S-8, or any successor or similar forms thereto.

             (d)     Participation in Underwritten Offerings. No Person may participate in any underwritten offering hereunder unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved, subject to the terms and conditions hereof, by Participating Holders holding a majority of the Registrable Securities to be included in such offering and (ii) completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) required under the terms of such underwriting arrangements. Notwithstanding the foregoing, no underwriting agreement (or other agreement in connection with such offering) shall require a Participating Holder to make any representations or warranties to or agreements with the Company or the underwriters other than representations and warranties contained in a writing furnished by such holder expressly for use in the related registration statement or agreements regarding such Participating Holder, such Participating Holder's Registrable Securities and such Participating Holder's intended method of distribution and any other representation required by law.

     2.5     Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give any Participating Holder, its underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of underwriters' counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

     2.6     Indemnification.

             (a)     Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does agree to, indemnify and hold harmless (i) in the case of any registration statement filed pursuant to Section 2.1 or 2.2, a Participating Holder, its directors and officers, and each other Person, if any, who controls such Participating Holder within the meaning of the Securities Act, and (ii) in the case of any registration statement of the Company, a Participating Holder, its directors and officers and each other Person, if any, who controls such Participating Holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Participating Holder or any such director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse each such Participating Holder and each such director, officer, and controlling person for any legal and/or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by a Participating Holder for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of a Participating Holder or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by any Participating Holder.

             (b)     Indemnification by Participating Holder. Each Participating Holder, severally and not jointly, will indemnify and hold harmless the Company (in the same manner and to the same extent as set forth in subdivision (a) of this Section 2.6) the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Participating Holder for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. Any such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such Participating Holder. The liability of any Holder under this paragraph shall in no event exceed the amount by which the proceeds received by such Holder from sales of Registrable Securities giving rise to such obligation. This indemnity agreement will be in addition to any liability which such Participating Holder may otherwise have to the Company or any of its controlling persons.

             (c)     Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 2.6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 2.6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability, or a covenant not to sue, in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

             (d)     Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 2.6 (with appropriate modifications) shall be given by the Company and any Participating Holder with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Securities Act.

             (e)     Indemnification Payments. The indemnification required by this Section 2.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

             (f)     Contribution. If the indemnification provided for in the preceding subdivisions of this Section 2.6 is unavailable to an indemnified party in respect of any expense, loss, claim, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, claim, damage or liability. In determining the amount of contribution to which the indemnified party is entitled, there shall be considered with respect to any Persons involved the relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation, provided that the foregoing contribution agreement shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the provisions contained in the first sentence of subdivision (a) of this Section 2.6, and in no event shall the obligation of any indemnifying party to contribute under this subdivision (f) exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under subdivisions (a) or (b) of this Section 2.6 had been available under the circumstances.

                         The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this subdivision (f) were determined by pro rata allocation (even if a Participating Holder and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in the preceding sentence and subdivision (c) of this Section 2.6, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

                         Notwithstanding the provisions of this subdivision (f), neither a Participating Holder nor underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of a Participating Holder, the net proceeds received from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that a Participating Holder or such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     2.7     Adjustments Affecting Registrable Securities. The Company will not effect or permit to occur any combination or subdivision of shares which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in any registration of its securities contemplated by this Section 2 or the marketability of such Registrable Securities under any such registration.

ARTICLE III -

RULES 144 AND 144A

                         The Company shall use its best efforts to file in a timely manner the reports required to be filed by it under the Securities Act and the Exchange Act (including but not limited to the reports under sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder to the extent required from time to time to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with the requirements of this Article III.

ARTICLE IV

AMENDMENTS AND WAIVERS.

                    This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Holders of a majority of the Registrable Securities. Holders shall be bound by any consent authorized by this Article IV, whether or not such Holders have given their consent.

ARTICLE V

MISCELLANEOUS

     5.1     Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this

Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

     5.2     Notices. Except as otherwise provided in this Agreement, all notices, requests and other communications to any Person provided for hereunder shall be in writing and shall be given to such Person (a) in the case of the Company, addressed in the manner set forth below, or (b) in the case of any other Person, at the address that such Person shall have furnished to the Company in writing.

If to the Company:

Robert F. Murphy, Esq.
Sun Healthcare Group, New Mexico 97109
Telephone: (505) 821-3355
Fascimile: (505) 822-4747

with a copy to:
Weil, Gotshal & Manges, LLP
767 Fifth Avenue
New York, New York 10153
Attention: Michael Walsh
If to the Initial Holders at their addresses specified on Schedule I:

Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means (including, without limitation, by air courier), when delivered at the address specified above, provided that any such notice, request or communication to a Holder shall not be effective until receipt is acknowledged in a writing reasonably satisfactory to both parties.

     5.3     Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. The registration rights of any Holder under this Agreement with respect to any Registrable Securities may be transferred and assigned provided, however, that (a) such assignee (together with its affiliates) owns at least 150,000 shares of Registrable Securities or (b) such assignee is an affiliate of such Holder and provided further that no such transfer or assignment of any registration rights under this Agreement shall be binding upon or obligate the Company under this Agreement to any such transferee or assignee unless and until the Company shall have received notice of such transfer or assignment and a written agreement of the transferee or assignee to by bound by the terms of this Agreement.

     5.4     Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

     5.5     GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAWS. THE PARTIES HERETO WAIVE THEIR RIGHT TO A JURY TRIAL WITH RESPECT TO DISPUTES HEREUNDER.

     5.6     Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

     5.7     Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company and Initial Holder relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

     5.8     SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF. THE COMPANY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF TO THE COMPANY BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO THE COMPANY AT ITS ADDRESS SPECIFIED IN SECTION 5.2. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

     5.9     Severability. If any provision of this Agreement, or the application of such provisions to any Person or circumstance, shall be held invalid, illegal or unenforceable the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid, illegal or unenforceable, shall not be affected thereby.

                    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

SUN HEALTHCARE GROUP, INC.

By /s/ Robert K. Schneider
Title: Treasurer

BANK OF AMERICA, N.A.

By /s/ M. Duncan McDuffie
Title: Managing Director
M. Duncan McDuffie
Name:

BANC OF AMERICA SECURITIES, LLC

By /s/ Peter T. Santry
Title:

Name:

FOOTHILL INCOME TRUST, L.P.
by FIT GP, LLC, its General Partner

By /s/ M. E. Stearns
Title: Managing Member
M. E. Stearns
Name:

FOOTHILL PARTNERS III, L.P.

By /s/ M. E. Stearns
Title: Managing General Partner
M. E. Stearns
Name:

GOLDMAN SACHS & CO.

By /s/
Title:

Name:

GSC RECOVERY II, L.P.

By /s/ Sanjay H. Patel
Title:
Sanjay H. Patel
Name:

GSCP RECOVERY, INC.

By /s/ Sanjay H. Patel
Title:
Sanjay H. Patel
Name:

HIGHLAND CRUSADER OFFSHORE PARTNERS, L.P.

By /s/
Title: Portfolio Manager

Name:

THE JPMORGAN CHASE BANK

By /s/ Eric Rosen
Title: Authorized Signatory
Eric Rosen
Name:

WOODSTEAD ASSOCIATES, L.P.

By /s/ John W. Adams
Title: Limited Partner
John W. Adams
Name:

SCHEDULE I

INITIAL HOLDERS

1. Bank of America, N.A.; Banc of America Securities, LLC

Bank of America, N.A.	Attn: M. Duncan McDuffie 555 South Flower Street Mail Code CA9-706-11-21 Los Angeles, CA 90071-2385
Banc of America Securities, LLC	100 North Tryon Street Mail Code NC1-007-12-08 Charlotte, NC 28255

2. Foothill Income Trust, L.P.; Foothill Partners III, L.P.

Foothill Income Trust, L. P.	Attn: Nik Aggarwal 2450 Colorado Avenue, Suite 3000W Santa Monica, CA 90404
Foothill Partners III, L. P.	Attn: Nik Aggarwal 2450 Colorado Avenue, Suite 3000W Santa Monica, CA 90404

3. Goldman Sachs & Co.; GSC Recovery II, L.P.; GSCP Recovery, Inc.

Goldman Sachs & Co.	Attn: Erin Smith 85 Broad Street, 6th Floor New York, NY 10004
Goldman Sachs & Co.[1]	Attn: Robin Harris 1 New York Plaza, 44th Floor New York, NY 10004
GSC Recovery II, L.P.	500 Campus Drive, Suite 220 Florham Park, NJ 07932
GSCP Recovery, Inc.	500 Campus Drive, Suite 220 Florham Park, NJ 07932

4. Highland Crusader Offshore Partners, L.P.

1 Varde Partners, Inc.

Highland Crusader Offshore Partners, L.P.

5. The JPMorgan Chase Bank

The JPMorgan Chase Bank	Attn: Andrew Faherty 1 Chase Manhattan Plaza, 8th Floor New York, NY 10081

6. Woodstead Associates, L.P.

Woodstead Associates, L.P.	885 Third Avenue, 34th Floor New York, NY 10022

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